As filed with the Securities and Exchange Commission on February 28, 2006
Commission File No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL BARRIER TECHNOLOGY INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	Not Applicable
(State or Other Jurisdiction of	(IRS Employer Identification
Incorporation or Organization)	Number)

1530 56th Street., Suite 204
Delta, British Columbia
V4L 2A8 Canada
(Address of Principal Executive Offices)

2002 STOCK OPTION PLAN
2003 STOCK OPTION PLAN
2004 STOCK OPTION PLAN
2005 STOCK OPTION PLAN
(Full Title of the Plan)

(Name, address and telephone number of agent for	With a Copy to:
service)
International Barrier Technology Inc.	Edward L. Mayerhofer
510, 4th Street North	Morton & Company, Barristers & Solicitors
Watkins, Minnesota	1200 - 750 West Pender Street
USA 55389	Vancouver, British Columbia
Canada V6C 2T8

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered(1)	Registered	per Share	Offering	Fee
			Price(2)
2002 Stock Option Plan
Common Shares	428,500	$0.087(3)	$37,279.50	$3.43
2003 Stock Option Plan
Common Shares	50,000	$0.914(3)	$45,700	$4.20
Common Shares	1,150,000	$0.661(3)	$760,150	$69.93
2004 Stock Option Plan
Common Shares	57,500	$0.444(3)	$25,530	$2.35
Common Shares	20,000	$0.505(3)	$10,100	$0.93
Common Shares	150,000	$0.630	$94,500	$8.69
Common Shares	400,000	$0.809(3)	$323,600	$29.77
2005 Stock Option Plan
Common Shares	648,732	$0.815	$528,716.58	$48.64
TOTAL	2,904,732		$1,825,576.08	$195.34

(1)

Consists of common shares of International Barrier Technology Inc. issued or to be issued or delivered on exercise of stock options under the International Barrier 2005 Stock Option Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the exercise price of options previously granted but that have not been exercised as at the date hereof, and in the case of the 2005 Stock Option Plan based upon the average of the high and low trading prices for the common shares of International Barrier as reported on the OTCBB on January 10, 2006.

(3)	Based on exercise prices of stock options in Canadian dollars, converted to United States currency at the exchange rate as at January 31, 2005 of 0.87 U.S. dollars for each Canadian dollar.

EXPLANATORY NOTE

We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register a total of 2,904,732 common shares of International Barrier Technology Inc. which have been reserved for issuance under International Barrier’s 2002, 2003, 2004, and 2005 Stock Option Plans (the “Plans”).

This Registration Statement also registers the reoffer and resale of up to 1,250,000 common shares by certain shareholders of International Barrier (the “Selling Shareholders”) who have acquired, or may in the future acquire such common shares, upon exercise of their options granted pursuant to the Plan. The 1,250,000 shares when acquired by the Selling Shareholders will be deemed to be “control securities” as defined in the instructions to Form S-8. These securities may be reoffered and resold on a continuous or delayed basis in the future under Rule 415 of the Securities Act. The number of shares included in the reoffer represents the total shares that have been or may be acquired upon the exercise of options granted to the Selling Shareholders, and does not represent a present intention to sell all such shares. All sales of “control securities” will be subject to volume limitations as described in the “reoffer prospectus” forming part of this Form S-8.

This Registration Statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 under the Securities Act. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the United States Securities and Exchange Commission (the “Commission”), but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 or Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

[OUTSIDE FRONT COVER PAGE]

This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

PROSPECTUS

INTERNATIONAL BARRIER TECHNOLOGY INC.

1,250,000 COMMON SHARES
To be offered by shareholders

This reoffer prospectus relates to 1,250,000 common shares reserved for issuance or which have been issued upon exercise of stock options pursuant to our 2002, 2003, 2004, and 2005 Stock Option Plans. These common shares may be offered and sold to the public by the selling shareholders named herein, who have, or may in the future, acquire the common shares under the Plans. The selling shareholders may not have a present intention to sell all or any shares acquired under the Plans and sales by the selling shareholders are subject to volume limitations.

The price at which a selling shareholder may sell a common share will be determined by the prevailing market price for a common share or through a privately negotiated transaction. We will not receive any of the proceeds from the sale of the common shares, however we will receive the proceeds from the exercise by the selling shareholders of the options granted under the Plans.

Our common stock is not listed on a U.S. national securities market or the Nasdaq Stock Market. Our stock is quoted on the OTC Bulletin Board under the symbol “IBTGF”. Our common stock is also listed in Canada on the TSX Venture Exchange and trades under the symbol “IBH”.

The mailing address of our principal executive offices is PO Box 379, 510 4th St., Watkins, Minnesota, 55389, and our telephone number is 320.764.5797.

YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON SHARES, WHICH ARE DISCUSSED BEGINNING ON PAGE 2 OF THIS PROSPECTUS UNDER THE HEADING "RISK FACTORS/FORWARD-LOOKING STATEMENTS."

The common shares offered or sold under this Prospectus have not been approved or disapproved by the United States Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

The date of this Prospectus is February 27, 2006.

NOTE: No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

INTERNATIONAL BARRIER TECHNOLOGY INC.

International Barrier Technology Inc. is organized under the laws of British Columbia, Canada. Our principal corporate offices are located at 1530 - 56th Street, Suite 204 Delta, British Columbia V4L 2A8 Canada, and out telephone number is 604.984.9687. We also have offices located at 510 4th St., Watkins, Minnesota, 55389, telephone number 320.764.5797.

We file reports and other information with the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of our filings with the SEC by accessing their website located at www.sec.gov. Further, we also files reports under Canadian regulatory requirements. You may access our Canadian reports by accessing the following website: www.sedar.com.

We develop, manufacture, and market proprietary fire resistant building materials designed to help protect people and property from the destruction of fire. We use a patented, non-combustible, non-toxic Pyrotite formulation that is used to coat wood panels and has potential application to engineered wood products, paint, plastics, and expanded polystyrene. Sales have been CDN$4.1 million, CDN$2.3 million, and CDN$1.9 million during Fiscal 2004, 2003, and 2002, respectively.

Prior to December 31, 2005, our financial statements were reported in Canadian dollars and using Canadian GAAP. For the period ended December 31, 2005, we determined that we were no longer eligible to file using Canadian GAAP due to the migration of our shareholder base from a majority located Canadian to a majority in the United States. Accordingly, commencing the period ended December 31, 2005, we will file our financial statements in U.S. dollars and using U.S. GAAP.

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus and in our quarterly and annual reports on Forms 6K and 20F when you evaluate our business and the forward-looking statements that we make in this prospectus.

Sales of our products is subject to the level of housing and building construction in the United States, and accordingly we are subject to cycles in demand based on economic factors.

Demand for our fire resistant products is directly related to housing/building starts in the United States. Any factor resulting in a slowdown of economic activity, especially those that result in a increase in interest rates are expected to have a negative impact on Barrier’s business. Recently the economic climate in the US has been very positive in its relation to housing/building starts. Should interest rate increases result in a general economic slow-down, there would likely be a direct impact on housing/building starts and therefore, Blazeguard sales as well.

Demand for our products are based on current building codes and other factors, as well as the availability of competing technologies.

Demand for our products is largely based on (i) requirements of national and local building codes, (ii) the possibility for lower insurance rates, and (iii) the desire for safety by a building owner. We need to ensure our products continue to meet the requirements of changing building codes, failing which uses of our product may decline, resulting in a drop in demand. Demand for our products is also subject to the risk that new fire resistance technology for building products may be developed. New technology may offer an alternative to our products resulting in a decrease in demand for Barrier’s Blazeguard product.

We compete with other building materials companies that have similar operations, and many such competitor companies have operations and financial resources and industry experience far greater than ours.

We are subject to competition from much larger and financially stronger competitors. Our products must be offered at prices equal or better than those of our competitors, failing which we will lose market share. We likely have a smaller marketing budget and distribution network than our larger competitors, which may place us at a disadvantage in terms of gaining market share. These competitive factors may materially adversely affect our financial performance.

Risks Relating to Financial Condition

The expansion of our business requires further funding. We may not be able to raise further funds through the sale of equity in our company in order to fund expansion of our business.

We have a history of losses and there is no assurance that we can reach profitability in the future. We will likely require significant additional funding to meet our business objectives including expanding production capacity as well as improving market penetration and sales through an increasing distribution network. To the extent that we are not able to allocate cash from operations towards the expansion of our business, we will need to raise funds from other sources, the most available source being through the sale of our common shares. There are risks associated with relying on equity financing in order to fund growth, including that such funding will not be available at all, or will not be available on terms acceptable to us. Our inability to raise funds through equity financing or other means could limit our ability to grow, which may adversely effect the value of our common shares. If equity financing is required, as expected, then such financings could result in significant dilution to existing shareholders.

Risks Relating to Management and Employees

Our Articles/By-Laws contain provisions indemnifying our officers and directors against losses or liabilities incurred by them

Our Articles/By-Laws contain provisions that state, subject to applicable law, that we will indemnify our directors and officers, subject to the limitations of the British Columbia Corporations Act, against all losses or liabilities that such director or officer may sustain or incur in the execution of their duties. Our Articles/By-Laws further state that no director of officer shall be liable for any loss, damage or misfortune that may happen to, or be incurred by us in the execution of their duties if they acted honestly and in good faith with a view to the best interests of the company. Such limitations on liability may reduce the likelihood of litigation against our officers and directors and may discourage or deter its shareholders from suing officers and directors based upon breaches of their duties.

Our management and sales staff may not be adequate to sustain a growth strategy and we may be unable to locate suitable management.

Given our stage of development, we do have not previously had the need or the resources to hire an extensive and experienced management team or sales team. As the company grows we will need to engage appropriate management and sales staff to operate our production facilities and expand our sales efforts. Our ability to attract new management and sales staff will depend on the availability of suitable persons to fill those positions, as well as our ability to offer a competitive compensation package. Our available financial and other resources may not be sufficient to permit us to attract the qualify of management and sales staff required to effectively develop and manage growth in our company.

We are dependant on the efforts of certain key individuals in our management, the loss of whom would be detrimental to our company. We do not carry key man insurance.

Our growth will depend on the efforts of its Directors (David Corcoran, Michael Huddy, and Victor Yates) and its Senior Management (President/CEO/Director, Michael Huddy; and CFO/Director, David Corcoran; and Corporate Secretary, Lindsey Nauen). Loss of these individuals could have a material adverse effect on the company. We have no key-man life insurance and there are no written agreements with them.

Risks Relating to Our Common Shares

Principal stockholders, officers and directors have substantial control regarding share ownership; this concentration could lead to conflicts of interest and difficulties in the “public” investors effecting corporate changes, and could adversely affect our share prices

Our senior management, directors and 5% shareholders, together hold approximately 33% of the our outstanding shares, on a diluted basis, and have the ability to control substantially all matters submitted to our shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the company’s assets) and to control the company’s management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the company, impeding a merger, consolidation, takeover or other business combination involving the company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the company, which in turn could materially adversely affect the market price of our shares.

Employee/Director/Consultant stock options could lead to greater concentration of stock ownership among insiders and could lead to dilution of stock ownership which could lead to depressed stock prices

Because our success is highly dependent upon our employees, consultants and management, we have granted to some or all of our key employees, directors and consultants options to purchase common shares as non-cash incentives. To the extent that significant numbers of such options may be granted and exercised, the interests of our other shareholders may be diluted causing possible loss of investment value.

We have never declared or paid cash dividends on our common shares and do not anticipate doing so in the foreseeable future

There can be no assurance that our board of directors will ever declare cash dividends, which action is exclusively within their discretion. Investors cannot expect to receive a dividend on our common shares in the foreseeable future, if at all.

Low stock market prices and volume volatility of our common shares create a risk that investors might not be able to effect purchases/sales at prices that accurately reflect corporate value

The market for our common shares on the OTC Bulletin Board in the United States may be highly volatile for reasons both related to performance or events pertaining to the industry (i.e., price fluctuation/technological change/new competitor) as well as factors unrelated to us or our industry. Our common shares can be expected to be subject to volatility in both price and volume arising from market expectations. Our shareholders may be unable to sell significant quantities of common shares in the public trading markets without a significant reduction in the price of the common shares.

Because our common stock will likely trade at prices below US$5.00 per share, and because we will not be listed on a national exchange, there are additional regulations imposed on broker-dealers trading in our shares that may make it more difficult for you to resell our shares.

Because of rules that apply to shares with a market price of less than US$5.00 per share, known as the “penny stock rules”, investors in this offering will find it more difficult to sell their securities. The penny stock rules will probably apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

U.S. investors may not be able to enforce their civil liabilities against the company or its directors, controlling persons and officers

It may be difficult to bring and enforce suits against us. We are incorporated under the laws of the British Columbia, Canada. A majority of our directors are resident outside the United States, and all or substantial portions of their assets are located outside of the United States. As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to realize in the United States upon judgments rendered against them. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as “anticipates”, “believes”, “plans”, “expects”, “future”, “intends” or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the Selling Shareholders. We will receive proceeds from the Selling Shareholders upon their exercise of options to acquire the common stock being offered hereunder. Because the timing of our receipt of these proceeds is uncertain, we have no specific plan for their use.

DILUTION

Because the Selling Shareholders will offer and sell the common shares covered by this prospectus at various times at prices and terms then prevailing or at prices related to the then current market price or in negotiated transactions, we have not included information about the dilution (if any) to the public arising from these sales. The exercise price of the options was determined in accordance with the terms of the Plans and the policies of the TSX Venture Exchange.

PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time in the over-the-counter market at prices determined by them at the time of sale. Trades may also be effected through securities dealers authorized to post quotations on the Over-the-Counter Bulletin Board. Trades may also be effected through the facilities of the TSX Venture Exchange.

The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers; (e) in transactions otherwise than on any stock exchange or in the over-the-counter market; and (f) pursuant to Rule 144. Any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

Under applicable rules and regulation under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this Prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the common stock.

A prospectus has not been filed in connection with the offering an sale of the common stock by the selling shareholders with any securities commission or other regulatory authority of any province or territory of Canada. The common stock offered hereunder may not knowingly be sold or otherwise traded in Canada, unless an exemption from the registration and prospectus requirements of applicable provincial or territorial laws of Canada is available and complied with or, the trade is made by a person registered under such applicable laws, and a prospectus if filed with and receipted by the applicable securities regulator, as may be required under such laws.

SELLING SHAREHOLDERS

The common shares to which this prospectus relates are being registered for reoffers by the selling shareholders who may acquire such common shares under the Plans as applicable. The shares acquired by such selling shareholders pursuant to the Plans will constitute “control securities”, and as such require the use of this reoffer prospectus in order to be resold. “Control securities” are securities acquired by affiliates of the company under the Plans and pursuant to an effective registration statement.

Control securities may be included in a reoffer prospectus only if they have been or will be acquired by the selling security holder pursuant to an employee benefit plan. The selling shareholders named below may use this reoffer prospectus to offer and sell the number of control securities listed below. The number of control securities listed below represents the maximum number of shares that may be reoffered by the named individuals. The below amounts should not be construed as a present intention to sell the number of shares being registered for reoffer.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares being Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering(3)
Michael Huddy	1,218,460	425,000	1,218,460	4.10%
Corcoran Enterprises Ltd.(1)	946,637	425,000	946,637	3.19%
Continental Appraisals Ltd.(2)	422,122	400,000	422,122	1.42%
TOTAL	2,587,219	1,250,000	2,587,219	8.71%

(1)	A company controlled by David Corcoran, a director and officer of the company.
(2)	A company controlled by Victor Yates, a director of the company.
(3)	Assumes the maximum number of shares being offered are sold.

Sales of shares under this prospectus by each of the Selling Shareholders named above within any three month period may not exceed 1% of the then outstanding common shares.

EXPERTS

The consolidated financial statements of International Barrier for each of the fiscal years ended June 30, 2005 and 2004 are incorporated herein by reference from our annual report on Form 20-F, in reliance upon the report of Amisano Hanson, Chartered Accountants independent auditors, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of the information on file with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We began filing documents with the Commission electronically in March of 2002. Our filings with the Commission are also available to the public from commercial document retrieval services. Some of our filings are available at www.intlbarrier.com.

We filed a Registration Statement with the Commission on Form S-8 to register the common shares offered by this prospectus. This document is a part of that Registration Statement and constitutes a prospectus of International Barrier. As permitted by Commission rules, this document does not contain all the information you can find in the Registration Statement or exhibits to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Securities laws permit us to incorporate by reference information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document or a document subsequently filed by us. This document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial performance.

Filings of International Barrier (Commission File No. 000-21777)	Date of Filing with the Commission
• Annual Report on Form 20-F • Current Report on Form 8-K • Quarterly Report filed on Form 10QSB	January 10, 2006 January 13, 2006 February 14, 2006

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus.

Copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document, are available from us, at no cost, by writing or telephoning us at the following address and telephone number: PO Box 379, 510 4th St., Watkins, Minnesota, 55389, and our telephone number is 320-764-5797.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of that document, regardless of the time of delivery of this prospectus or of any sale of common shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by the provisions of the British Columbia Business Corporations Act, we may indemnify our directors and officers or former directors or officers against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment actually and reasonably incurred by him or her) in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Barrier, if he acted honestly and in good faith with a view to the best interest of the company and in the case of a criminal or administrative action or proceeding if he or she had reasonable grounds for believing his or her conduct was lawful. The Business Corporations Act also provides for mandatory payment of expenses by Barrier in certain circumstances.

The Business Corporations Act permits us to indemnify its directors without court approval, and may also require re-imbursement of expenses in certain cases for claims that are successfully defended. We may also advance defence costs in certain cases. The Business Corporations Act also allows us to purchase and maintain insurance for the benefit of our directors and officers.

Our corporate articles provide that, subject to the provisions of the Business Corporations Act, we must indemnify our directors, former directors or alternate directors and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

The effect of these provisions is potentially to indemnify International Barrier’s directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with International Barrier.

DISCLOSURE OF COMMISSION POSITION ON INDEMNITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of International Barrier pursuant to the foregoing provisions, or otherwise, International Barrier has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents or extracts of documents, which previously have been filed by International Barrier with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a)	Our Annual Report on Form 20-F for the fiscal year ended June 30, 2005 filed with the Commission on January 10, 2006;

(b)	Our Current Report on Form 8-K filed with the SEC on January 13, 2006;

(c)	International Barrier’s Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2005 filed with the Commission on February 14, 2006;

(d)

All other reports filed by International Barrier pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)

All documents filed by International Barrier pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, such documents to form a part hereof, commencing on the respective dates on which the documents are filed.

For purposes of this Registration Statement, any document or any statement deemed to be incorporated by reference herein or contained in an Incorporated Document shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

No expert or counsel named in the registration statement has an equity or other similar interest in International Barrier, were they retained on a contingent basis, or will receive a direct or indirect interest in International Barrier.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The information with respect to the indemnification of Directors and Officers is incorporated from International Barrier’s reoffer prospectus accompanying this Form S-8 in the section entitled “Indemnification of Directors and Officers”.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The presently issued and outstanding stock options granted under the Plan were granted in reliance on Regulation S and Regulation D promulgated under the Securities Act of 1933. Regulation S provides an exemption from the registration requirements for securities offered and sold by an issuer to non-U.S. residents that were outside of the United States at the time the offer and sale was made. Regulation D provides an exemption for accredited investors or up to 35 non-accredited investors provided they are sophisticated investors and disclosure requirements are met. Pursuant to Interpretation G(61) of the SEC Manual of Publicly Available Telephone Interpretations, the shares underlying these options may be registered at any time prior to exercise. Shares acquired upon exercise of options that have not been registered are issued as restricted securities. Restricted securities acquired pursuant to the Plan may be sold through a re-offer prospectus.

ITEM 8. EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit table in Item 601of Regulation S-B):

4.1	Notice of Articles

4.2	Articles

5.1	Opinion of Morton & Company

10.1	International Barrier 2002 Stock Option Plan

10.2	International Barrier 2003 Stock Option Plan

10.3	International Barrier 2004 Stock Option Plan

10.4	International Barrier 2005 Stock Option Plan

23.1	Consent of Amisano Hanson, Chartered Accountants

23.2	Consent of Counsel (see Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

(1)	The undersigned Registrant hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by International Barrier pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of International Barrier’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of International Barrier pursuant to the foregoing provisions, or otherwise, International Barrier has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by International Barrier of expenses incurred or paid by a director, officer or controlling person of International Barrier in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, International Barrier count will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, International Barrier certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 27th day of February, 2006.

INTERNATIONAL BARRIER TECHNOLOGY INC.

By:	/s/ Michael D. Huddy	By:	/s/ David J. Corcoran
Michael D. Huddy		David J. Corcoran
President, CEO and Director		CFO and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title	Date

/s/ Michael D. Huddy	February 27, 2006
Michael D. Huddy
President, CEO and Director

/s/ David J. Corcoran	February 27, 2006
David J. Corcoran
CFO and Director

/s/ Victor A. Yates	February 27, 2006
Victor A. Yates
Director